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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 20, 1999

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                     1-9210                  95-4035997
 (State or other jurisdiction         (Commission            (I.R.S. Employer
       of incorporation)              File Number)          Identification No.)


            10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
            (Address of principal executive offices)     (ZIP code)

               Registrant's telephone number, including area code:
                                 (310) 208-8800

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Item 5.   Other Events
-------   ------------

     Occidental Petroleum Corporation reported on July 20, 1999 net income of $9 million ($.02 per share) for the second quarter of 1999, compared with net income of $186 million ($.51 per share) for the second quarter of 1998. The second quarter of 1999 included an after-tax charge of $3 million ($.01 per share) for the partial redemption of the 11-1/8 percent senior debentures.

     Earnings before special items were $4 million for the second quarter of 1999, compared with earnings before special items of $47 million for the second quarter of 1998. Sales were $1.6 billion for the second quarter of 1999, compared with $1.5 billion for the same period in 1998.

     Oil and gas divisional earnings before special items were $165 million for the second quarter of 1999, compared with $90 million for the second quarter of 1998. The increase in earnings before special items reflects the impact of higher worldwide crude oil prices, increased international production and lower costs, partially offset by higher exploration expense and lower domestic natural gas prices.

     Oil and gas results after special items for the second quarter of 1999 and 1998 were $165 million and $380 million, respectively. The 1998 results included pretax gains of $290 million related to the sale of nonstrategic U.S. oil and gas assets.

     Chemical divisional earnings before special items were $17 million for the second quarter of 1999, compared with $90 million for the second quarter of 1998. The decline in 1999 earnings before special items resulted primarily from lower prices in basic commodity chemicals, partially offset by additional earnings in the vinyls business.

     Chemical results after special items for the second quarter of 1999 and 1998 were $29 million and $60 million, respectively. The 1999 results included as a special item a $12 million gain related to the sale of a plant by an equity affiliate. The 1998 results included $30 million pretax reorganization and other charges.

     Unallocated corporate other expenses were $32 million for the second quarter of 1999, compared with $20 million for the same period in 1998. Included in 1999 was $11 million expense for distributions paid on the Trust Preferred securities issued by a subsidiary trust of Occidental in the first quarter of 1999.

     For the first six months of 1999, Occidental's net loss was $61 million ($.20 per share), compared with net income of $363 million ($1.01 per share) for the first six months of 1998. The six months results before special items were a loss of $64 million for 1999, compared with earnings before special items of $136 million for 1998. Sales were $3.0 billion for the six months of 1999, compared with $3.2 billion for the same period of 1998.

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

SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                           Second Quarter                   Six Months
                                       ---------------------     ---------------------
Periods Ended June 30                       1999        1998          1999        1998
====================================   =========   =========     =========   =========
DIVISIONAL NET SALES
   Oil and Gas                         $     944   $     739     $   1,690   $   1,479
   Chemical                                  703         804         1,301       1,764
                                       ---------   ---------     ---------   ---------
                                       $   1,647   $   1,543     $   2,991   $   3,243
====================================   =========   =========     =========   =========
DIVISIONAL EARNINGS (LOSS)
   Oil and Gas                         $     165   $     380     $     228   $     612
   Chemical                                   29          60            38         218
                                       ---------   ---------     ---------   ---------
                                             194         440           266         830
UNALLOCATED CORPORATE ITEMS
   Interest expense, net                    (123)       (118)         (239)       (230)
   Income taxes (a)                          (27)       (116)          (24)       (242)
   Other                                     (32)        (20)          (48)        (33)
                                       ---------   ---------     ---------   ---------
INCOME (LOSS) FROM
   CONTINUING OPERATIONS                      12         186           (45)        325
   Discontinued operations, net               --          --            --          38
   Extraordinary loss, net (b)                (3)         --            (3)         --
   Cumulative effect of changes in
     accounting principles, net (c)           --          --           (13)         --
                                       ---------   ---------     ---------   ---------
NET INCOME (LOSS)                              9         186           (61)        363

Preferred dividends                           (3)         (5)           (7)         (9)
                                       ---------   ---------     ---------   ---------

EARNINGS (LOSS) APPLICABLE
   TO COMMON STOCK                     $       6   $     181     $     (68)  $     354
                                       =========   =========     =========   =========

EARNINGS PER COMMON SHARE:

BASIC
   Income (loss) from continuing
     operations                        $     .03   $     .51     $    (.15)  $     .90
   Discontinued operations, net               --          --            --         .11
   Extraordinary loss, net (b)              (.01)         --          (.01)         --
   Cumulative effect of changes in
     accounting principles, net (c)           --          --          (.04)         --
                                       ---------   ---------     ---------   ---------
     BASIC EARNINGS (LOSS) PER
     COMMON SHARE                      $     .02   $     .51     $    (.20)  $    1.01
                                       =========   =========     =========   =========

DILUTED
   Income (loss) from continuing
     operations                        $     .03   $     .49     $    (.15)  $     .88
   Discontinued operations, net               --          --            --         .10
   Extraordinary loss, net (b)              (.01)         --          (.01)         --
   Cumulative effect of changes in
     accounting principles, net (c)           --          --          (.04)         --
                                       ---------   ---------     ---------   ---------
   DILUTED EARNINGS (LOSS) PER
     COMMON SHARE                      $     .02   $     .49     $    (.20)  $     .98
                                       =========   =========     =========   =========

AVERAGE COMMON SHARES OUTSTANDING          348.4       359.1         348.1       351.8
====================================   =========   =========     =========   =========

See footnotes on following page.

SUMMARY OF OPERATING STATISTICS

                                              Second Quarter                Six Months
                                       ---------------------     ---------------------
Periods Ended June 30                       1999        1998          1999        1998
====================================   =========   =========     =========   =========
NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY

United States
   Crude oil and condensate
     (thousands of barrels)                   62          75            64          78
   Natural gas liquids
     (thousands of barrels)                    9           9             9           7
   Natural gas
     (millions of cubic feet)                670         578           659         603

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                  110          79           106          86

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)                  151         143           148         137
   Natural gas
     (millions of cubic feet)                 54         124            53         131


CAPITAL EXPENDITURES (millions)        $     131   $     306     $     263   $     586
                                       =========   =========     =========   =========

DEPRECIATION, DEPLETION AND
  AMORTIZATION OF ASSETS (millions)    $     203   $     221     $     400   $     451
====================================   =========   =========     =========   =========

(a) Includes an offset for credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings have benefited from credits allocated by $31 million and $4 million at Oil and Gas and Chemical, respectively, in the second quarter of 1999 and by $3 million and $6 million at Oil and Gas and Chemical, respectively, in the second quarter of 1998. The Oil and Gas second quarter of 1999 amount included the results of the pending Bangladesh asset swap which, after tax credits, will not have a significant impact on divisional earnings.
(b) The second quarter and six months of 1999 reflects the partial early extinguishment of 11-1/8 percent senior debentures at a redemption price of
     105.563 percent of the principal amount. The impact of the early extinguishment is a $3 million charge which is net of a $1 million income tax benefit.
(c) The six months of 1999 reflects the adoption of SOP 98-5 "Reporting on the Costs of Start-Up Activities", which requires expensing of start-up costs as incurred and those costs that are currently capitalized at date of adoption. The impact of SOP 98-5 is a $15 million charge which is net of an $8 million income tax benefit. Also reflects the adoption of EITF 98-10 "Accounting for Contracts Involved in Energy Trading and Risk Management Activities", which requires energy trading contracts to be marked to market. The impact of EITF 98-10 is a $2 million credit which is net of a $1 million income tax charge.

                                       3
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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)




DATE:    July 21, 1999       S. P. Dominick, Jr.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)

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